Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO EXCHANGE ACT RULE 13a-14(a) OR 15d-14(a), AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Keith Marchiando, certify that:

1I have reviewed Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2020 (the “report”) of Zivo Bioscience, Inc.; and

2Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

	By:	/s/ Keith Marchiando
	Name:	Keith Marchiando
	Title:	Chief Financial Officer
(Principal Financial Officer)